Exhibit 10.6

AMENDMENT NO. 1, dated as of June 19, 2006 (this “Amendment”), to the Credit Agreement, dated as of June 7, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement), by and among Dragon Merger Corporation (before the Merger, “Duratek”), Duratek, Inc. (after the Merger, “Duratek”), CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) and the other Agents and Lenders from time to time signatory thereto.

WHEREAS, the parties to the Credit Agreement wish to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree that the Credit Agreement shall be amended as set forth in Annex I hereto and as so amended is hereby ratified, approved and confirmed in each and every respect.

Duratek represents and warrants to the Lenders as of the date hereof that:

(a) The execution and delivery of this Amendment by Duratek has been duly authorized.

(b) Neither the execution or delivery by Duratek of this Amendment, nor compliance by it with the terms and provisions hereof will, (i) violate any Applicable Law respecting Holdco, EnergySolutions, Parent or their Subsidiaries or (ii) conflict with, result in a breach of or constitute a default under the certificate or articles of incorporation or by-laws, operating agreement or the partnership agreement, as the case may be, as such documents are amended, of Holdco, of EnergySolutions, of Parent or of any of their Subsidiaries, or under any material indenture, agreement, or other instrument, to which Holdco, EnergySolutions, Parent or any of their Subsidiaries is a party or by which any of them or their respective properties may be bound.

(c) Before and after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date.

(d) At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart.

This Amendment shall become effective on the date on the Administrative Agent (or its counsel) shall have received from Lenders constituting the Majority Lenders and each of the other parties hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

DURATEK, INC.

By:	/S/ J. I. EVEREST II
Name:	J. I. Everest II
Title:	CFO

CITICORP NORTH AMERICA, INC., as Administrative Agent, Collateral Agent and a Lender

By:	/S/ JULIE PERSILY
Name:	Julie Persily
Title:	Managing Director

[signatures continue on the following page]

Annex I

Attached.

EXECUTION VERSION

$240,000,000

CREDIT AGREEMENT

Dated as of June 7, 2006

among

DRAGON MERGER CORPORATION

as Borrower before the Merger

DURATEK, INC.

as Borrower after the Merger

THE LENDERS FROM TIME TO TIME PARTY HERETO

as Lenders

CITIGROUP GLOBAL MARKETS INC.

as Sole Lead Arranger and Sole Bookrunner

CITICORP NORTH AMERICA, INC.

as Administrative Agent and Collateral Agent

and

CALYON NEW YORK BRANCH

as Syndication Agent

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Table of Contents

		Page
ARTICLE 1.

DEFINITIONS

Section 1.1	Defined Terms.	1
Section 1.2	Defined Agreements as Modified.	23
Section 1.3	Computation of Time Periods; Other Definitional Provisions.	23
Section 1.4	Accounting Terms.	24
Section 1.5	Pro Forma Calculations.	24

ARTICLE 2.

LOANS

Section 2.1	The Loans.	24
Section 2.2	Manner of Borrowing and Disbursement.	24
Section 2.3	Interest.	26
Section 2.4	Repayment.	27
Section 2.5	[Reserved].	27
Section 2.6	Optional Prepayments and Application of Prepayments.	27
Section 2.7	[Reserved]	28
Section 2.8	Mandatory Prepayments.	28
Section 2.9	Evidence of Debt.	29
Section 2.10	Manner of Payment.	29
Section 2.11	Reimbursement.	31
Section 2.12	Pro Rata Treatment.	32
Section 2.13	Capital Adequacy.	32
Section 2.14	Taxes.	33

ARTICLE 3.

CONDITIONS PRECEDENT

Section 3.1	Conditions Precedent.	35

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

Section 4.1	Representations and Warranties.	40
Section 4.2	Survival of Representations and Warranties, Etc.	48

ARTICLE 5.

GENERAL COVENANTS

Section 5.1	Preservation of Existence and Similar Matters.	48

- i -

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of June 7, 2006, is made by and among DRAGON MERGER CORPORATION, a Delaware corporation (“Dragon” and, before the Merger, “Duratek”), DURATEK, INC., a Delaware corporation (“Target” and (i) after the Merger and (ii) for the purposes of the representations and warranties made pursuant to the Loan Documents on the Agreement Effective Date, “Duratek”), the Lenders party hereto from time to time, CITIGROUP GLOBAL MARKETS INC. (“CGMI”), as sole lead arranger (the “Arranger”), CITICORP NORTH AMERICA, INC. (“CNAI”), as administrative agent (the “Administrative Agent”) and as collateral agent (the “Collateral Agent” and, together with the Lenders, the “Lenders”), and CALYON NEW YORK BRANCH (“Calyon”), as syndication agent (the “Syndication Agent”).

WITNESSETH:

WHEREAS, (i) EnergySolutions, LLC (“EnergySolutions”) shall acquire, directly or indirectly (the “Duratek Acquisition”), all of the equity interests of Duratek, Inc., in accordance with a merger agreement dated as of February 6, 2006 among EnergySolutions, Dragon and Target (the “Duratek Acquisition Agreement”) pursuant to which, Dragon will merge (the “Merger”) on the Agreement Date with and into Target, with Target surviving the Merger;

WHEREAS, in connection with the Duratek Acquisition, EnergySolutions shall repay all existing indebtedness of the Acquired Business (as defined below) (the “Duratek Refinancing”), other than such indebtedness set forth on Schedule 1-A hereto;

WHEREAS, simultaneously herewith, EnergySolutions shall enter into the EnergySolutions Credit Agreement (as defined below), pursuant to which the lenders party thereto will make the EnergySolutions Term Loans (as defined below) in an aggregate principal amount of $530,000,000, will commit to make revolving loans to EnergySolutions in an aggregate principal amount of up to $75,000,000 and will make Synthetic Deposits (as defined in the EnergySolutions Credit Agreement) of $25,000,000.

WHEREAS, to fund the Duratek Refinancing and the Duratek Acquisition, Duratek has requested that the Lenders make loans to Duratek on the Agreement Date;

NOW THEREFORE, the parties hereto hereby agree as follows as of the date first written above:

ARTICLE 1.

Definitions

Section 1.1 Defined Terms.

For the purposes hereof, the following terms shall have the following meanings:

“Acquired Business” shall mean Duratek, Inc. and its subsidiaries.

“Acquisition” shall mean (whether by purchase, exchange, issuance of capital stock, limited partnership interests, general partnership interests or other equity or debt securities, merger, reorganization or any other method) (a) any acquisition by EnergySolutions or any of the Subsidiaries of all or substantially all of any other Person, which Person shall then become consolidated with ratable assignment of all or a portion of such Lender’s EnergySolutions Term Loans and Synthetic Deposits and no assignment of the Loans shall be made by any Lender hereunder unless such Lender makes a simultaneous ratable assignment of all or a portion of its EnergySolutions Loans and its Synthetic Deposits. Before and after any assignment of Term Loans by any Lender, the ratios of (i) such Lender’s Term Loans to the aggregate principal amount of Term Loans outstanding, (ii) such Lender’s Synthetic Deposits to the aggregate amount of Synthetic Deposits and (iii) such Lender’s EnergySolutions Term Loans to the aggregate principal amount of EnergySolutions Term Loans outstanding, shall be identical.

(c) The Administrative Agent, acting for this purpose as an agent of Duratek, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of and the principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Duratek, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection at the offices of the Administrative Agent by Duratek or any Lender, at any reasonable time during normal business hours and from time to time upon reasonable prior notice. Each Lender agrees to provide the Administrative Agent and Duratek with written notice of the assignment of all or part of its rights hereunder. Upon the Administrative Agent’s receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee Lender, the assignee’s completed administrative questionnaire (unless the assignee is already a Lender), the fee referred to in Section 11.5(b) above and any written consent to such assignment required thereby, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effected for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(d) Notwithstanding anything to the contrary contained in this Section 11.5, any Lender that is a fund that invests in bank loans may (without the consent of Duratek or the Administrative Agent) pledge all or a portion of its rights in connection with this Agreement to the trustee or any holder of obligations or agents therefor owed, or securities issued, by such fund as security for such obligations or securities~~;~~ provided ~~that such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents, even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise~~. No pledge described in the immediately preceding sentence shall release any such Lender from its obligations hereunder.

(e) [Reserved].

(f) Except as specifically set forth in Section 11.5(b) hereof, nothing in this Agreement or any Notes, express or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any Notes.

(g) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.12 hereof.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Duratek (a “Conduit Lender”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to